EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS THIRD
QUARTER 2019 FINANCIAL RESULTS AND REVISED GUIDANCE

•	Execution of Strategic Initiatives Continues with Sale of East Texas Pipeline

•	Quarterly Distribution Coverage Ratio Above Internal Forecast

•	Update on Structure Damage at Neches Terminal

KILGORE, Texas, October 23, 2019 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") announced today its financial results for the third quarter of 2019.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership said, "The sale of the East Texas Pipeline in the third quarter was the latest action in our strategic initiative plan designed to strengthen the balance sheet by reducing leverage. The transaction closed on August 12, 2019 for net proceeds of $17.5 million which were used to reduce borrowings under our revolving credit facility.

"Highlighting the third quarter, which annually is our weakest due to seasonal troughs in the fertilizer and butane businesses, was the Natural Gas Liquids and Terminalling and Storage segments, as early season butane sales were above expectations and the lubricants business outperformed guidance as a result of increased margins. This was offset by the Transportation and Sulfur Services segments as ongoing turnarounds and unplanned maintenance related to third party refineries continue to negatively impact sulfur tank truck hauling, and fertilizer margins and sales volumes were depressed due to higher fertilizer inventories caused by the delay in fall fertilizer application as a result of the late harvest season.

"For the third quarter, the Partnership generated a distribution coverage ratio of 0.84 times, well above our internal forecast of 0.47 times. Although cash flow from operations was below our guidance level, maintenance capital spending was lower than anticipated at approximately $2.8 million, offsetting the impact to distributable cash flow. Accordingly, we are reducing our maintenance capital expenditure guidance to approximately $19.6 million for the full year 2019.

"In May 2019, we announced the service disruption and structural damage to the mobile ship-loader at our Neches facility. The damage rendered the terminal unable to load prilled sulfur onto ocean-going vessels. We are now estimating that the terminal will be fully operational by February 2020 and anticipate the negative cash flow impact will be relieved with proceeds from our property and business interruption insurance policies, which receipt is expected during fourth quarter 2019 and first quarter 2020.

"Finally, we are revising our fourth quarter guidance to address lower expectations in the Natural Gas Liquids and Transportation segments. Regarding the butane optimization business, we expect a lower seasonal uplift in pricing due to higher than normal inventories, which may be relieved by recently commissioned export capacity. And while we are experiencing an improved number of scheduled tank truck loads in the fourth quarter, extended third party refinery turnarounds continue to create headwinds in our land transportation business. With these revisions we expect the Partnership to generate a distribution coverage ratio of 1.71 times in the fourth quarter of 2019."

The Partnership reported net income from continuing operations for the third quarter 2019 of $13.3 million, or $0.33 per limited partner unit. The Partnership had a net loss from continuing operations for the third quarter 2018 of $7.9 million, a loss of $0.28 per limited partner unit. The Partnership had a net loss from continuing operations for the nine months ended September 30, 2019 of $2.1 million, a loss of $0.05 per limited partner unit. The Partnership had a net loss from continuing operations for the nine months ended September 30, 2018 of $9.4 million, a loss of $0.45 per limited partner unit.

Adjusted EBITDA from continuing operations for the third quarter of 2019 was $22.0 million compared to the third quarter of 2018 of $22.9 million. Adjusted EBITDA from continuing operations for the nine months ended September 30, 2019 was $72.8 million compared to the nine months ended September 30, 2018 of $81.7 million.

Distributable cash flow from continuing operations for the third quarter of 2019 was $8.3 million compared to the third quarter of 2018 of $4.4 million. Distributable cash flow from continuing operations for the nine months ended September 30, 2019 was $21.0 million compared to the nine months ended September 30, 2018 of $27.8 million.

The Partnership had net income from discontinued operations for the three months ended September 30, 2019 of $0.0 million, or $0.00 per limited partner unit.  The Partnership had net income from discontinued operations for the three months ended September 30, 2018 of $50.4 million, or $1.28 per limited partner unit.  The Partnership's income from discontinued operations for the three months ended September 30, 2018 includes a non-cash gain related to the disposition of its West Texas LPG Pipeline Limited Partnership interests of $48.6 million. The Partnership had a net loss from discontinued operations for the nine months ended September 30, 2019 of $179.5 million, a loss of $4.55 per limited partner unit. The Partnership's loss from discontinued operations for the nine months ended September 30, 2019 includes a non-cash charge related to the disposition of its natural gas storage assets of $178.8 million. The Partnership had net income from discontinued operations for the nine months ended September 30, 2018 of $62.5 million, or $1.58 per limited partner unit.  The Partnership's income from discontinued operations for the nine months ended September 30, 2018 includes a non-cash gain related to the disposition of its West Texas LPG Pipeline Limited Partnership interests of $48.6 million.

Adjusted EBITDA from discontinued operations for the third quarter of 2019 was $0.0 million compared to the third quarter 2018 of $6.4 million. Adjusted EBITDA from discontinued operations for the nine months ended September 30, 2019 was $10.7 million compared to the nine months ended September 30, 2018 of $28.2 million.

Distributable cash flow from discontinued operations for the third quarter of 2019 was $0.0 million compared to the third quarter of 2018 of $6.2 million. Distributable cash flow from discontinued operations for the nine months ended September 30, 2019 was $9.8 million compared to the nine months ended September 30, 2018 of $26.7 million.

Revenues for the third quarter of 2019 were $177.9 million compared to the third quarter of 2018 of $234.0 million. Revenues for the nine months ended September 30, 2019 were $605.3 million compared to the nine months ended September 30, 2018 of $752.9 million.

Distributable cash flow, distributable cash flow from discontinued operations, EBITDA, adjusted EBITDA, and adjusted EBITDA from discontinued operations are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

Included with this press release are the Partnership's consolidated and condensed financial statements as of and for the three and nine months ended September 30, 2019 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on October 23, 2019.

An attachment accompanying this announcement is included in this 8-K as Exhibit 99.2.

Investors' Conference Call

An investors conference call to review the third quarter results will be held on Thursday, October 24, 2019 at 8:00 a.m. Central Time. The live conference call will be available by calling (877) 878-2695.  For a limited time, an audio replay of the conference call will be available by calling (855) 859-2056. The conference ID is 6381517. An archive of the replay will be on Martin Midstream Partners’ website at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P. is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region.  The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA from Discontinued Operations. Certain items excluded from EBITDA, adjusted EBITDA, and adjusted EBITDA from discontinued operations are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA, adjusted EBITDA, and adjusted EBITDA from discontinued operations because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow and Distributable Cash Flow from Discontinued Operations. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA, adjusted EBITDA from discontinued operations, distributable cash flow, and distributable cash flow from discontinued operations, should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.MMLP.com or by contacting:

Sharon Taylor - Head of Investor Relations
(877) 256-6644

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2019	December 31, 2018[1]
	(Unaudited)	(Unaudited)
Assets
Cash	$1,802	$300
Accounts and other receivables, less allowance for doubtful accounts of $512 and $576, respectively	65,927	83,488
Product exchange receivables	2	166
Inventories (Note 6)	95,971	84,265
Due from affiliates	18,501	18,845
Fair value of derivatives (Note 11)	1,616	4
Other current assets	8,637	5,889
Assets held for sale (Note 4)	5,052	5,652
Current assets - Natural Gas Storage Assets (Note 4)	—	9,428
Total current assets	197,508	208,037

Property, plant and equipment, at cost	881,793	886,435
Accumulated depreciation	(459,822)	(438,602)
Property, plant and equipment, net	421,971	447,833

Goodwill	17,785	17,785
Right-of-use assets (Note 9)	25,691	—
Deferred income taxes, net (Note 19)	23,681	—
Other assets, net (Note 10)	4,495	4,584
Non current assets - Natural Gas Storage Assets (Note 4)	—	395,389
Total assets	$691,131	$1,073,628

Liabilities and Partners’ Capital
Current installments of finance lease obligations (Note 9)	$5,975	$5,409
Trade and other accounts payable	52,377	64,041
Product exchange payables	4,846	12,103
Due to affiliates	1,471	2,133
Income taxes payable	510	445
Other accrued liabilities (Note 10)	23,675	24,380
Current liabilities - Natural Gas Storage Assets (Note 4)	—	3,240
Total current liabilities	88,854	111,751

Long-term debt, net (Note 8 )	606,293	656,459
Finance lease obligations (Note 9)	2,906	6,272
Operating lease liabilities (Note 9)	17,606	—
Other long-term obligations	8,842	10,045
Non current liabilities - Natural Gas Storage Assets (Note 4)	—	669
Total liabilities	724,501	785,196

Commitments and contingencies (Note 16)
Partners’ capital (deficit) (Note 12)	(33,370)	288,432
Total partners’ capital (deficit)	(33,370)	288,432
Total liabilities and partners' capital	$691,131	$1,073,628
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 23, 2019.

1 Financial information for 2018 has been revised to include results attributable to Martin Transport, Inc. ("MTI") acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018[1]	2019	2018[1]
Revenues:
Terminalling and storage *	$21,193	$24,332	$65,674	$72,447
Transportation *	40,211	39,013	119,327	110,578
Sulfur services	2,859	2,787	8,576	8,361
Product sales: *
Natural gas liquids	60,871	101,919	234,743	351,706
Sulfur services	20,213	27,981	81,945	98,565
Terminalling and storage	32,553	38,015	94,991	111,272
	113,637	167,915	411,679	561,543
Total revenues	177,900	234,047	605,256	752,929

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	51,736	96,486	211,472	319,651
Sulfur services *	14,442	19,720	56,262	68,824
Terminalling and storage *	26,009	32,886	78,998	97,152
	92,187	149,092	346,732	485,627
Expenses:
Operating expenses *	51,071	55,200	156,499	160,941
Selling, general and administrative *	10,474	9,673	30,900	28,506
Depreciation and amortization	15,009	14,962	44,997	47,220
Total costs and expenses	168,741	228,927	579,128	722,294

Other operating income, net	16,302	311	13,949	113
Operating income	25,461	5,431	40,077	30,748

Other income (expense):
Interest expense, net	(11,973)	(13,238)	(40,630)	(39,783)
Other, net	(1)	25	3	30
Total other expense	(11,974)	(13,213)	(40,627)	(39,753)

Net income (loss) before taxes	13,487	(7,782)	(550)	(9,005)
Income tax expense	(237)	(98)	(1,572)	(379)
Income (loss) from continuing operations	13,250	(7,880)	(2,122)	(9,384)
Income (loss) from discontinued operations, net of income taxes	—	50,443	(179,466)	62,457
Net income (loss)	13,250	42,563	(181,588)	53,073
Less general partner's interest in net (income) loss	(265)	(789)	3,632	(900)
Less pre-acquisition (income) allocated to the general partner	—	(3,117)	—	(8,055)
Less income allocable to unvested restricted units	(72)	(27)	(5)	(29)
Limited partners' interest in net income (loss)	$12,913	$38,630	$(177,961)	$44,089

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 23, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018[1]	2019	2018[1]
Revenues:*
Terminalling and storage	$17,538	$19,597	$53,987	$60,090
Transportation	6,442	7,089	17,941	20,848
Product Sales	122	149	829	1,150
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	2,620	2,694	8,078	8,034
Terminalling and storage	6,300	6,476	19,412	19,144
Expenses:
Operating expenses	21,745	20,889	66,409	67,735
Selling, general and administrative	8,358	5,032	24,148	19,650

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 23, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018[1]	2019	2018[1]
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$12,913	$(10,846)	$(2,080)	$(17,275)
Discontinued operations	—	49,476	(175,881)	61,364
	$12,913	$38,630	$(177,961)	$44,089
General partner interest:
Continuing operations	$265	$(146)	$(42)	$(159)
Discontinued operations	—	935	(3,590)	1,059
	$265	$789	$(3,632)	$900

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$0.33	$(0.28)	$(0.05)	$(0.45)
Discontinued operations	—	1.28	(4.55)	1.58
	$0.33	$1.00	$(4.60)	$1.13
Weighted average limited partner units - basic	38,653	38,712	38,661	38,877
Diluted:
Continuing operations	$0.33	$(0.28)	$(0.05)	$(0.45)
Discontinued operations	—	1.28	(4.55)	1.58
	$0.33	$1.00	$(4.60)	$1.13
Weighted average limited partner units - diluted	38,653	38,738	38,661	38,889

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 23, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL (DEFICIT)
(Dollars in thousands)

		Partners’ Capital
	Parent Net Investment[1]	Common Limited		General Partner Amount
		Units	Amount		Total
Balances - January 1, 2018	$24,240	38,444,612	$290,927	$7,314	$322,481
Net income	8,055	—	44,118	900	53,073
Issuance of common units, net	—	—	(118)	—	(118)
Issuance of restricted units	—	633,425	—	—	—
Forfeiture of restricted units	—	(23,000)	—	—	—
Cash distributions	—	—	(57,653)	(1,176)	(58,829)
Deemed contribution to Martin Resource Management Corporation	(10,800)	—	—	—	(10,800)
Unit-based compensation	—	—	872	—	872
Purchase of treasury units	—	(18,800)	(273)	—	(273)
Excess purchase price over carrying value of acquired assets	—	—	(26)	—	(26)
Balances - September 30, 2018	$21,495	39,036,237	$277,847	$7,038	$306,380

Balances - January 1, 2019	$23,720	39,032,237	$258,085	$6,627	$288,432
Net loss	—	—	(177,956)	(3,632)	(181,588)
Issuance of common units, net of issuance related costs	—	—	(289)	—	(289)
Issuance of restricted units	—	16,944	—	—	—
Forfeiture of restricted units	—	(154,288)	—	—	—
Cash distributions	—	—	(38,480)	(785)	(39,265)
Unit-based compensation	—	—	1,064	—	1,064
Excess purchase price over carrying value of acquired assets	—	—	(102,393)	—	(102,393)
Deferred taxes on acquired assets and liabilities	—	—	24,781	—	24,781
Contribution to parent	(23,720)	—	—	—	(23,720)
Purchase of treasury units	—	(31,504)	(392)	—	(392)
Balances - September 30, 2019	$—	38,863,389	$(35,580)	$2,210	$(33,370)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 23, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2019	2018[1]
Cash flows from operating activities:
Net income (loss)	$(181,588)	$53,073
Less: (Income) loss from discontinued operations, net of income taxes	179,466	(62,457)
Net loss from continuing operations	(2,122)	(9,384)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	44,997	47,220
Amortization and write-off of deferred debt issuance costs	3,558	2,563
Amortization of premium on notes payable	(230)	(230)
Deferred taxes	1,100	—
Gain on sale of property, plant and equipment, net	(13,949)	(113)
Derivative loss (gain)	(280)	198
Net cash received (paid) for commodity derivatives	(249)	2,698
Unit-based compensation	1,064	872
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	25,748	37,308
Product exchange receivables	164	(156)
Inventories	(11,707)	(36,434)
Due from affiliates	1,150	434
Other current assets	(2,654)	523
Trade and other accounts payable	(10,577)	(16,889)
Product exchange payables	(7,257)	(2,018)
Due to affiliates	(1,468)	2,325
Income taxes payable	65	(52)
Other accrued liabilities	(8,904)	(11,123)
Change in other non-current assets and liabilities	(600)	828
Net cash provided by continuing operating activities	17,849	18,570
Net cash provided by discontinued operating activities	7,770	26,006
Net cash provided by operating activities	25,619	44,576

Cash flows from investing activities:
Payments for property, plant and equipment	(22,797)	(29,986)
Acquisitions	(23,720)	—
Payments for plant turnaround costs	(5,117)	(879)
Proceeds from sale of property, plant and equipment	18,303	3,564
Net cash used in continuing investing activities	(33,331)	(27,301)
Net cash provided by discontinued investing activities	209,155	173,873
Net cash provided by investing activities	175,824	146,572

Cash flows from financing activities:
Payments of long-term debt and finance lease obligations	(639,308)	(461,657)
Proceeds from long-term debt	586,000	345,000
Proceeds from issuance of common units, net of issuance related costs	(289)	(118)
Purchase of treasury units	(392)	(273)
Deemed distribution to Martin Resource Management Corporation	—	(10,800)
Payment of debt issuance costs	(4,294)	(1,285)
Excess purchase price over carrying value of acquired assets	(102,393)	(26)
Cash distributions paid	(39,265)	(58,829)
Net cash used in financing activities	(199,941)	(187,988)

Net increase in cash	1,502	3,160
Cash at beginning of period	300	89
Cash at end of period	$1,802	$3,249
Non-cash additions to property, plant and equipment	$1,045	$938

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 23, 2019.

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2019 and 2018

	Three Months Ended September 30,		Variance	Percent Change
	2019	2018
	(In thousands, except BBL per day)
Revenues:
Services	$22,806	$25,955	$(3,149)	(12)%
Products	32,570	38,047	(5,477)	(14)%
Total revenues	55,376	64,002	(8,626)	(13)%

Cost of products sold	27,439	34,400	(6,961)	(20)%
Operating expenses	12,947	13,890	(943)	(7)%
Selling, general and administrative expenses	1,724	1,304	420	32%
Depreciation and amortization	7,690	9,311	(1,621)	(17)%
	5,576	5,097	479	9%
Other operating loss, net	—	(361)	361	100%
Operating income	$5,576	$4,736	$840	18%

Shore-based throughput volumes (guaranteed minimum) (gallons)	20,000	20,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Comparative Results of Operations for the Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended September 30,		Variance	Percent Change
	2019	2018
	(In thousands, except BBL per day)
Revenues:
Services	$70,572	$76,949	$(6,377)	(8)%
Products	95,047	111,350	(16,303)	(15)%
Total revenues	165,619	188,299	(22,680)	(12)%

Cost of products sold	83,213	101,498	(18,285)	(18)%
Operating expenses	39,557	40,246	(689)	(2)%
Selling, general and administrative expenses	4,451	3,894	557	14%
Depreciation and amortization	23,353	31,160	(7,807)	(25)%
	15,045	11,501	3,544	31%
Other operating income (loss), net	17	(397)	414	104%
Operating income	$15,062	$11,104	$3,958	36%

Shore-based throughput volumes (guaranteed minimum) (gallons)	60,000	60,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum) (BBL per day)	6,500	6,500	—	—%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2019 and 2018

	Three Months Ended September 30,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues	$44,631	$45,338	$(707)	(2)%
Operating expenses	34,281	37,395	(3,114)	(8)%
Selling, general and administrative expenses	2,177	1,738	439	25%
Depreciation and amortization	3,877	2,913	964	33%
	4,296	3,292	1,004	30%
Other operating income, net	150	672	(522)	(78)%
Operating income	$4,446	$3,964	$482	12%

Comparative Results of Operations for the Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended September 30,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues	$137,050	$130,828	$6,222	5%
Operating expenses	106,058	108,890	(2,832)	(3)%
Selling, general and administrative expenses	6,242	4,606	1,636	36%
Depreciation and amortization	11,225	7,929	3,296	42%
	$13,525	$9,403	$4,122	44%
Other operating income (loss), net	(2,235)	496	(2,731)	(551)%
Operating income	$11,290	$9,899	$1,391	14%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2019 and 2018

	Three Months Ended September 30,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues:
Services	$2,859	$2,787	$72	3%
Products	20,213	27,981	(7,768)	(28)%
Total revenues	23,072	30,768	(7,696)	(25)%

Cost of products sold	15,807	21,454	(5,647)	(26)%
Operating expenses	2,883	2,960	(77)	(3)%
Selling, general and administrative expenses	1,260	1,149	111	10%
Depreciation and amortization	2,831	2,113	718	34%
Operating income	$291	$3,092	$(2,801)	(91)%

Sulfur (long tons)	180	166	14	8%
Fertilizer (long tons)	59	50	9	18%
Total sulfur services volumes (long tons)	239	216	23	11%

Comparative Results of Operations for the Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended September 30,		Variance	Percent Change
	2019	2018
	(In thousands)
Revenues:
Services	$8,576	$8,361	$215	3%
Products	81,945	98,565	(16,620)	(17)%
Total revenues	90,521	106,926	(16,405)	(15)%

Cost of products sold	61,049	74,270	(13,221)	(18)%
Operating expenses	7,835	8,801	(966)	(11)%
Selling, general and administrative expenses	3,689	3,230	459	14%
Depreciation and amortization	8,553	6,263	2,290	37%
	9,395	14,362	(4,967)	(35)%
Other operating income (loss), net	(1)	14	(15)	(107)%
Operating income	$9,394	$14,376	$(4,982)	(35)%

Sulfur (long tons)	471	520	(49)	(9)%
Fertilizer (long tons)	214	231	(17)	(7)%
Total sulfur services volumes (long tons)	685	751	(66)	(9)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Liquids Segment

Comparative Results of Operations for the Three Months Ended September 30, 2019 and 2018

	Three Months Ended September 30,		Variance	Percent Change
	2019	2018
	(In thousands)
Products Revenues	$60,871	$101,919	$(41,048)	(40)%
Cost of products sold	54,273	100,297	(46,024)	(46)%
Operating expenses	1,624	1,846	(222)	(12)%
Selling, general and administrative expenses	852	1,124	(272)	(24)%
Depreciation and amortization	611	625	(14)	(2)%
	3,511	(1,973)	5,484	278%
Other operating income, net	16,152	—	16,152
Operating income (loss)	$19,663	$(1,973)	$21,636	1,097%

NGL sales volumes (Bbls)	1,905	1,774	131	7%

Comparative Results of Operations for the Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended September 30,		Variance	Percent Change
	2019	2018
	(In thousands)
Products Revenues	$234,743	$351,725	$(116,982)	(33)%
Cost of products sold	222,974	332,419	(109,445)	(33)%
Operating expenses	5,010	5,235	(225)	(4)%
Selling, general and administrative expenses	3,049	3,869	(820)	(21)%
Depreciation and amortization	1,866	1,868	(2)	—%
	1,844	8,334	(6,490)	(78)%
Other operating income, net	16,168	—	16,168
Operating income	$18,012	$8,334	$9,678	116%

NGL sales volumes (Bbls)	6,269	6,958	(689)	(10)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2019 and 2018, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018[1]	2019	2018[1]
	(in thousands)		(in thousands)
Net income (loss)	$13,250	$42,563	$(181,588)	$53,073
Less: (Income) loss from discontinued operations, net of income taxes	—	(50,443)	179,466	(62,457)
Income (loss) from continuing operations	13,250	(7,880)	(2,122)	(9,384)
Adjustments:
Interest expense, net	11,973	13,238	40,630	39,783
Income tax expense	237	98	1,572	379
Depreciation and amortization	15,009	14,962	44,997	47,220
EBITDA from Continuing Operations	40,469	20,418	85,077	77,998
Adjustments:
Gain on sale of property, plant and equipment, net	(16,302)	(311)	(13,949)	(113)
Unrealized mark-to-market on commodity derivatives	(2,602)	2,396	(529)	2,896
Transaction costs associated with acquisitions	—	—	224	—
Non-cash insurance related accruals	—	—	500	—
Lower of cost or market adjustments	104	—	407	—
Unit-based compensation	349	352	1,064	872
Adjusted EBITDA from Continuing Operations	22,018	22,855	72,794	81,653
Adjustments:
Interest expense, net	(11,973)	(13,238)	(40,630)	(39,783)
Income tax expense	(237)	(98)	(1,572)	(379)
Amortization of debt premium	(77)	(77)	(230)	(230)
Amortization of deferred debt issuance costs	1,080	874	3,558	2,563
Deferred income taxes	244	—	1,100	—
Payments for plant turnaround costs	(375)	(879)	(5,117)	(879)
Maintenance capital expenditures	(2,389)	(5,064)	(8,876)	(15,164)
Distributable Cash Flow from Continuing Operations	$8,291	$4,373	$21,027	$27,781

Income (loss) from discontinued operations, net of income taxes	$—	$50,443	$(179,466)	$62,457
Adjustments:
Depreciation and amortization	—	4,691	8,161	14,053
EBITDA from Discontinued Operations	—	55,134	(171,305)	76,510
Equity in earnings of unconsolidated entities	—	(656)	—	(3,382)
Distributions from unconsolidated entities	—	500	—	3,500
Gain on sale of equity method investment	—	(48,564)	—	(48,564)
Loss on sale of property, plant and equipment, net	—	—	178,781	120
Non-cash insurance related accruals	—	—	3,213	—
Adjusted EBITDA from Discontinued Operations	—	6,414	10,689	28,184
Maintenance capital expenditures	—	(184)	(912)	(1,455)
Distributable Cash Flow from Discontinued Operations	$—	$6,230	$9,777	$26,729

1 Financial information for 2018 has been revised to include results attributable to MTI acquired from Martin Resource Management Corporation. See Note 1 – Nature of Operations and Basis of Presentation.